                                FOX TOWER, L.L.C.

                                 LEASE AGREEMENT

                             BASIC LEASE INFORMATION

      The following Basic Lease Information is hereby incorporated into and made a part of the Lease between Landlord and Tenant to which it is attached. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below and such information shall be deemed incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

      1.    DATE OF LEASE:as of June 20, 2000

      2.    BUILDING: Fox Tower

      3.    LANDLORD: Fox Tower, L.L.C., an Oregon limited liability company

      4.    LANDLORD'S ADDRESS FOR GIVING OF NOTICES AND PAYMENT OF RENT:

                  TMT Development Co.
                  1000 SW Broadway, Suite 970
                  Portland, Oregon  97205

      5.    TENANT: WebTrends Corporation, an Oregon corporation

      6.    TENANT'S ADDRESS FOR GIVING OF NOTICES:

                  WebTrends Corporation
                  851 SW Sixth, Suite 1200
                  Portland, Oregon  97204

      7.    PREMISES:   57,855 rentable sq. ft. including the entire 5th (19,290
                        rentable sq. ft.), 6th (19,290 rentable sq. ft.) and 15th (19,275 rentable sq. ft.) floors. (Landlord has advised Tenant that the Building does not contain a 13th floor)

      8.    PARKING SPACE ALLOWANCE: See Addendum

      9.    USE OF PREMISES: (Section 2) General Office

      10.   SECURITY DEPOSIT: None.

      11.   COMMENCEMENT DATE: 5th Floor - November 1, 2000
                               6th Floor - April 1, 2001
                               15th Floor - October 1, 2001

                               Subject to adjustment as provided in Section 30.

      12.   EXPIRATION DATE: (Section 1.3) December 31, 2006 (subject to
                                           Tenant's options to renew set forth
                                           in the Addendum)

      13.   BASE RENT:

--------------------------------------------------------------------------------
        MONTH                     PSF/ANNUAL                 MONTHLY
        -----                     -----------                -------
        1-36                      $19.25                     (See Section 1.4)
        37-74                     $21.25
--------------------------------------------------------------------------------

      14.   TENANT'S PERCENTAGE OF OPERATING EXPENSES (Section 5.2)

      15. BROKERS: Cushman & Wakefield represent the Landlord; Grubb & Ellis represents the Tenant.



--------------------------------------------------------------------------------
LANDLORD:                                 TENANT:

FOX TOWER, L.L.C., an Oregon limited      WEBTRENDS CORPORATION, an Oregon
liability company                          Corporation


By:__________________________________     By:___________________________________
Title:_______________________________     Title:________________________________

Date:________________________________     Date:_________________________________

--------------------------------------------------------------------------------

                                FOX TOWER, L.L.C.

                                 LEASE AGREEMENT

                              TERMS AND CONDITIONS

SECTION 1. DEMISE AND RENT

      1.1. DEMISE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease Agreement (herein called the "LEASE"), the premises described in Section 1.2 in the building (herein called "BUILDING") located on the Land described on EXHIBIT A attached hereto and incorporated herein. Landlord covenants that upon the Commencement Date, Landlord will have fee simple title to the Building and/or Land and full right and authority to make and execute this Lease.

      1.2. PREMISES. The Premises (herein called "PREMISES") leased to Tenant are described in the Basic Lease Information, and are outlined on the floor plan(s) for the Building attached hereto as EXHIBIT B and incorporated herein by this reference. The rentable area of the Premises shall be determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by Building Owners and Managers Association International and approved June 7, 1996 by American National Standards Institute, Inc. as ANSI/BOMA Z65.1-1996 (the "BOMA STANDARDS"). Landlord represents that the load factor on multi-tenant floors is 14.8% where the multi-tenant floor uses a standard Z corridor and the load factor on a full floor tenancy is 5.349%. The load factor on multi-tenant floors which do not use a standard Z corridor may vary.

      1.3. COMMENCEMENT AND EXPIRATION DATES. The term of this Lease (herein called "LEASE TERM") shall commence on the Commencement Dates specified in the Basic Lease Information and end on the Expiration Date specified in the Basic Lease Information (subject to adjustment as provided in Section 30) unless sooner terminated as herein provided. After the Commencement Dates have occurred, the parties shall execute a supplemental memorandum stating the actual Commencement Dates and Expiration Date.

      1.4. RENT. The rents shall be and consist of Base Rent (herein called "BASE RENT") and Additional Rent (herein called "ADDITIONAL RENT"). For purposes of this Lease Agreement, Base Rent and Additional Rent are referred to collectively as "RENT." Base Rent shall be the amount indicated in the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease. Payment of Base Rent and Additional Rent for the 5th Floor of the Premises shall commence on the 5th

Floor Commencement Date and shall be equal to the 5th Floor rentable square feet multiplied by the (i) Base Rent per rentable square foot set forth in the Basic Lease Information, plus (ii) Additional Rent per rentable square foot as set forth in Section 4.1. Payment of Base Rent and Additional Rent for the 6th Floor of the Premises shall commence on the 6th Floor Commencement Date and shall be equal to the 6th Floor rentable square feet multiplied by the (i) Base Rent per rentable square foot set forth in the Basic Lease Information, plus (ii) Additional Rent per rentable square foot as set forth in Section 4.1 per rentable square foot set forth in the Basic Lease Information. Payment of Base Rent for the 15th Floor of the Premises shall commence on the 15th Floor Commencement Date and shall be equal to the 15th Floor rentable square feet multiplied by the Base Rent per rentable square foot set forth in the Basic Lease Information. Payment of Additional Rent for the 15th Floor of the Premises shall commence on the date Tenant occupies the 5th Floor for the operation of business and shall be equal to Additional Rent as set forth in Section 4.1 per rentable square foot set forth in the Basic Lease Information. Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as expressly provided in this Lease. If the Commencement Date for any floor occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, the Base Rent for such floor for that partial calendar month shall be prorated on a daily basis.

      1.5. LATE CHARGE. Tenant recognizes that late payment of any Rent from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid Rent shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to three percent (3%) of the amount of the delinquent Rent or other payment. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Section in no way relieve Tenant of the obligation to pay Rent on or before the date on which it is due, nor do the terms of this Section in any way affect Landlord's remedies pursuant to Section 21 of this Lease in the event Rent is past due. Any such late charge not billed to Tenant within three hundred sixty (360) days of any late payment shall be deemed waived by Landlord. No late charge shall be assessed unless the Rent due remains unpaid after three (3) business days' written notice from Landlord that such late charge has accrued, provided however, Tenant shall be entitled to only two (2) such notices every twelve (12) months.

      1.6. CONFIDENTIALITY. Tenant shall use commercially reasonable efforts to keep the Rent and other terms of this Lease confidential from other current and prospective occupants of the Building and any other buildings owned by Landlord except to the extent disclosure is reasonably necessary in the conduct of Tenant's business or as required by law.

SECTION 2. USE

      2.1 GENERALLY. Tenant shall use and occupy the Premises continuously during the term of this Lease for the use specified in the Basic Lease Information and for no other purpose. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord shall obtain any and all licenses or permits associated with the Landlord's Work or required for the continuous operation of the Building generally such as elevator permits, boiler permits and building permits. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or unreasonably annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or unreasonably objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or allow the commission of any waste in, on, or about the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirements. Except for the customary activities of general office tenants in the central business district, Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance. Except as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, promptly comply with all Legal Requirements and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not required as a result of: (i) alterations or improvements made by or for Tenant; or (ii) Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such Legal Requirements, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall use its commercially reasonable efforts to prevent any violation of applicable Legal Requirements by its partners, directors, officers, agents and employees. Notwithstanding anything herein to the contrary, Tenant shall have the right to cease operations in its Premises for remodeling or repairs not to exceed thirty (30) days.

      2.2 ADA LAW COMPLIANCE. Landlord and Tenant acknowledge that the provisions of the Americans with Disabilities Act (the "ADA") allow allocation of responsibility for compliance with the terms and conditions of the ADA in the Lease. Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as set forth in this Section. Tenant shall be responsible for compliance with the applicable provisions of the ADA with respect to all improvements within the Premises except that Landlord represents that any improvements designed by Landlord's architect and installed by Landlord pursuant to EXHIBIT C will conform to the requirements of the ADA Compliance Guidelines in effect as of the date of issuance of the building permit for such work and Landlord shall be responsible, at its expense, for compliance of such improvements with such requirements. Landlord shall be responsible for compliance with the provisions of title III of the ADA with respect to the exterior of the Building and the land including parking areas, sidewalks and walkways, and the like, together with all common areas of the Building. Neither Landlord nor Tenant shall be obligated to supervise, monitor, or otherwise review the compliance activities of the other. Tenant acknowledges that, except as herein otherwise expressly provided, the expense of Landlord's fulfillment of its ADA obligations is an element of Operating Expenses as such term is defined in the Lease. Any such ADA expense for capital improvements shall be amortized over the useful life of the same for purposes of Operating Expenses in the same manner as provided in the Lease for capital improvements intended to reduce Operating Expenses. References in this Lease to Legal Requirements shall be deemed to refer to the ADA among other laws.

      2.3 ENVIRONMENTAL LAW COMPLIANCE. For purposes of this Section the term "HAZARDOUS SUBSTANCES" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCBs, asbestos, asbestos-containing material, and raw materials that are included under or regulated by any Environmental Laws. For purposes of this Lease the term "ENVIRONMENTAL LAWS" shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination, and clean-up of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 6091 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6091 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes as amended. References in this Lease to Legal Requirements shall be deemed to refer to Environmental Laws among other laws. Landlord represents that to the best of its current actual knowledge, the Building and the Land are in compliance with all Environmental Laws respecting Hazardous Substances, and that Landlord has received no notice of any pending or threatened lien, action or proceeding respecting any alleged violation of Environmental Laws respecting Hazardous Substances that has occurred on or near the Land or in or about the Building. Landlord shall be responsible for the handling, removal and treatment of any Hazardous Substances in the Premises, the Building or Land which are not the obligation of Tenant. Tenant acknowledges that the expense of compliance with Environmental Laws is an element of Operating Expenses except to the extent that any such expense resulted from the fault of the Landlord or breach of the representation made by Landlord in this Section 2.3. Landlord shall use reasonable efforts to recover any expense of compliance with Environmental Laws from any third party who is liable for the same and credit any such recovery against Operating Expenses. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and such release is caused by Tenant or person acting under Tenant. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances on the Premises. Tenant shall be permitted to use customary cleaning and office supplies in the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Substances on the Premises or elsewhere if caused by Tenant or person acting under Tenant.

      2.4 INDEMNITY REGARDING LEGAL VIOLATIONS. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and/or Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with the violation of Legal Requirements including but not limited to the ADA or Environmental Laws, occurring in, at or about the Building and the Land due to the acts or omissions of Tenant or its partners, directors, officers, agents and employees; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all attorneys' fees and expenses. Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with the violation of Legal Requirements including but not limited to the ADA or Environmental Laws occurring in, at or about the Building and the Land due to the acts or omissions of Landlord or its partners, directors, officers, agents and employees; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding, or appeal, including, without limitation, all attorneys' fees and expenses. The foregoing indemnities shall survive the expiration or earlier termination of the Lease term.

SECTION 3. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES

      Landlord shall notify Tenant that each floor of the Premises is substantially complete, as defined in Section 31.6, ten (10) business days prior to Landlord's delivery of that portion of the Premises. Upon delivery of each floor of the Premises to Tenant, Landlord and Tenant shall conduct a walk through of Premises and create a punch list of items of any deficiencies then apparent in Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor ("PUNCH LIST"). Landlord shall promptly commence and diligently prosecute until completed the items set forth in the Punch List. Landlord's obligation and/or liability to Tenant for deficiencies shall be limited to the correction of the noted deficiencies set forth on the Punch List, which correction of shall be made to the extent required for compliance with Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor as set forth in EXHIBIT C. Tenant shall be deemed to have accepted the Premises upon Landlord's delivery of possession, unless the failure to complete the items set forth on the Punch List means that the Premises are not substantially complete, in which case acceptance shall be upon completion of such Punch List work. Landlord's obligations to maintain the Building are as set forth in Section 14.1 hereof. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the following items in good order, condition and repair, reasonable wear and tear excepted: (i) floor coverings,
(ii) wall coverings, (iii) paint, (iv) casework, (v) ceiling tiles, (vi) all of Tenant's Property (as defined in Section 13.2 herein); and (vii) any and all Tenant Improvements. Landlord shall have no obligation to alter, remove, improve, repair, decorate, or paint the Premises or any part thereof except as specified in EXHIBIT C attached hereto and made a part hereof. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as herein set forth.

SECTION 4. OPERATING EXPENSES

      4.1 OPERATING EXPENSES. For the purposes of this Lease, the term "OPERATING EXPENSES" shall mean all reasonable expenses paid or incurred by Landlord (or on Landlord's behalf) as reasonably determined by Landlord to be necessary or appropriate for the efficient operation, maintenance and repair of the Land and/or Building, including the common areas of the Building, including without limitation: (i) salaries, wages, employer's social security taxes, unemployment taxes or insurance and other taxes which are levied on wages and salaries, medical, surgical, union and general welfare benefits (including, without limitation, disability and group life insurance) and pension payments of employees of Landlord to the extent such employees are engaged in the repair, operation and maintenance of the Land and/or Building (but specifically excluding any administrative position above the property manager for the Building and/or Land); (ii) payroll taxes, workers' compensation insurance, uniforms and related expenses for such employees; (iii) the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the Building, together with any taxes on such utilities; (iv) the cost of painting of public areas; (v) the cost of all charges of insurance, including rent loss insurance not to exceed twelve (12) months, casualty, liability, fire with extended coverage endorsement and fidelity insurance, with regard to the Land and/or Building and the maintenance and/or operation thereof; (vi) the cost or rental of all supplies for the Land or the Building, including without limitation, cleaning supplies, light bulbs, tubes and ballasts, materials and equipment, and sales and other taxes thereon;
(vii) the cost of hand tools and other movable equipment used in the repair, maintenance or operation of the Building amortized over the useful life of such hand tools and movable equipment (as reasonably estimated by Landlord under generally accepted accounting principles consistently applied ("GAAP"); (viii) the cost of all charges for window and other cleaning and janitorial and security services; (ix) charges of independent contractors performing repairs or services to the Land and/or Building including water treatment, vermin extermination, facade maintenance, roof maintenance, life safety and fire alarm equipment and other costs for necessary services; (x) non-capital repairs, replacements and general maintenance to the Building; (xi) remodeling of the public and common areas of the Building including, without limitation, repainting, replacement and repair of furnishings, fixtures, accessories, carpeting or other floor covering, wall and window coverings in the public and common areas, the cost of which shall be amortized (with interest at the rate of nine percent (9%) per annum on the unamortized balance) over the useful life of the improvements as reasonably estimated by Landlord under GAAP; provided, however Operating Expenses shall not include costs for remodeling any portion of the Building during the first five (5) years of the Lease term; (xii) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies;
(xiii) management fees paid to a third party, or, if no managing agent is employed by Landlord, Landlord shall be entitled to charge a management fee which is not in excess of three percent (3%) of base rent and such fee shall be included in the Operating Expenses; (xiv) the cost of any capital improvements or repairs to the Building and/or of any machinery or equipment installed in the Building amortized (with interest at the rate of nine percent (9%) per annum on the unamortized balance) over the useful life of the improvement, machinery and/or equipment as reasonably estimated by Landlord under GAAP, which is made or becomes operational, as the case may be, after the completion of the construction of the Building and which have a reasonable probability of reducing the expenses which otherwise would be included in Operating Expenses; (xv) legal, accounting and other professional fees incurred in connection with operation, maintenance and management of the Land and/or Building; (xvi) the cost of providing elevator service; (xvii) the cost of landscape and parking area maintenance and repair; (xviii) Taxes as defined in Section 4.3; and (xix) all other charges properly allocable to the operation, repair and maintenance of the Building in accordance with generally accepted accounting principles. Landlord shall use reasonable efforts to keep the Operating Expenses to a minimum while operating the Building in a first class manner consistent with other comparable Class A high-rise office buildings in the Portland, Oregon, central business district. Landlord shall use reasonable efforts to recover any portion of the Operating Expenses from any third party who is liable for the same other than under a lease for space in the Building and credit any such recovery against Operating Expenses.

      4.2 EXCLUSIONS FROM OPERATING EXPENSES. Operating Expenses shall not include: (i) depreciation or amortization (except as provided above in Section 4.1); (ii) interest on and amortization of debts (except as provided above in
Section 4.1); (iii) leasehold improvements made for new or existing tenants of the Building; (iv) leasing commissions, attorneys' fees, costs and disbursements and other expenses (including advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Building; (v) refinancing costs; (vi) the cost of any work or services performed for any tenant(s) of the Building (including Tenant), whether at the expense of Landlord or such tenant(s), to the extent that such work or services is in excess of the work or services which Landlord, at its expense, is required to furnish to Tenant under this Lease with Tenant;
(vii) the cost of any electricity or other utilities furnished to the Premises or any other space in the Building leased to tenants in excess of the electricity or other utilities to be provided by Landlord under this Lease with Tenant; (viii) damages recoverable by any tenant due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building; (ix) repairs occasioned by fire, windstorm or other casualty, to the extent such repairs are paid for by insurance proceeds; (x) capital repairs and replacements (except as provided above in Section 4.1); (xi) any ground lease rental; (xii) Landlord's general corporate overhead and general and administrative expenses (except for the management fee under Section 4.1);
(xiii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building and/or all fees paid to any parking facility operator; (xiv) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs (other than the Building directory); (xv) costs incurred in connection with upgrading the Building structure to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA; (xvi) tax penalties incurred as a result of Landlord's negligence, inability, or unwillingness to make payments and/or to file and tax or information returns when due; (xvii) costs arising from Landlord's charitable or political contributions; (xviii) costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;
(xix) costs for sculpture, paintings or other objects of art; (xx) costs arising from claims or disputes in connection with potential or actual litigation or arbitration pertaining to Landlord and/or the Building and/or Land; (xxi) costs or expenses incurred by Landlord not directly related to the Land, the Building, and/or its operations including, without limitation, compensation paid to officers, executives, or partners of Landlord; (xxii) costs incurred for entertainment, dining, travel or gifts for any purpose; (xxiii) taxes, except for those set forth in Section 4.3; (xxiv) any cost or expenditure (or any portion thereof) for which Landlord is reimbursed other than through operating expense clauses in tenant leases, whether by insurance proceeds or otherwise;
(xxv) costs incurred by Landlord for Landlord's Work; and (xxvi) any other expenses which in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable landlords of comparable buildings.

      4.3 TAXES. The term "TAXES" shall include (i) all real property taxes and assessments and personal property taxes, charges, rates, duties and assessments rated, levied or imposed by any governmental authority with respect to the Land, the Building and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, located in or on the Land or the Building and used in connection with the operation of the Building; (ii) any tax in lieu of a real property tax;
(iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Land or the Building; provided that this shall not include federal or state, corporate or personal income taxes; (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Land and construct the Building; and (v) the City of Portland, Oregon business property management license fee.

SECTION 5. PAYMENT OF OPERATING EXPENSES

      5.1 OPERATING YEAR. As used in this Section 5, the term "OPERATING YEAR" shall mean each calendar year of the Lease Term and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated as provided in Section 31.11.

      5.2 TENANT'S PRO RATA SHARE. Tenant shall pay, as Additional Rent, its pro rata share of the Operating Expenses of the office portion of the Building, as reasonably allocated by Landlord. Upon request, Landlord shall provide its allocation figures to Tenant. Tenant's pro rata share of the Operating Expenses of the office portion of the Building for each Operating Year shall be equal to the actual Operating Expenses for each Operating Year multiplied by Tenant's percentage (as specified in the Basic Lease Information, and as adjusted as provided herein). The term "TENANT'S PERCENTAGE" shall mean a percentage, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the total number of rentable square feet of the office portion of the Building, whether or not such space is actually rented. The Tenant's percentage (as specified in the Basic Lease Information, and adjusted as provided herein) shall be changed from time to time to reflect any change in the total rentable square footage in the office portion of the Building. During the periods when the Building is not fully occupied, Landlord shall reasonably adjust Operating Expenses to reflect the costs that would normally have been incurred had the Building been fully occupied for the entire period and the Building had been fully assessed for property tax purposes ; provided, however, Landlord shall not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building and Landlord shall make no profit from Landlord's collection of Operating Expenses. The Building shall be considered fully occupied when occupancy reaches ninety percent (90%). Controllable Operating Expenses, as hereinafter defined, in cumulative total, shall not materially exceed the average of such items of Operating Expenses, in cumulative total, as reported in the Building Owners and Managers Association [BOMA] International Experience Exchange Report for the year in question for office buildings located in Portland, Oregon between 300,000 to 599,000 square feet. Controllable Operating Expenses shall be those items of Operating Expenses that are within Landlord's reasonable control. Controllable Operating Expenses shall exclude items that are not within Landlord's reasonable control such as Taxes, utilities and insurance.

      5.3 WRITTEN STATEMENT OF ESTIMATE. Prior to the commencement of each Operating Year during the Lease Term, Landlord shall furnish Tenant with a written statement setting forth Tenant's pro rata share of the estimated Operating Expenses for the next Operating Year. Tenant shall pay to Landlord as Additional Rent commencing on January 1 of the Operating Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth of the amount of Tenant's pro rata share as shown in Landlord's written statement. In the event Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth of Tenant's pro rata share of the estimated Operating Expenses for the immediately preceding Operating Year until Landlord does furnish the written statement, at which time Tenant shall pay the amount of any excess of the Tenant's pro rata share for the expired portion of the current Operating Year over the Tenant's actual payments during such time and any excess payments by Tenant shall be credited to the next due payment of Rent from Tenant until fully credited. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay its pro rata share of Operating Expenses nor subject the Landlord to any liability, but Landlord shall use reasonable efforts to deliver such written statements of estimated increase in Operating Expenses as soon as reasonably possible after the commencement of each Operating Year.

      5.4 FINAL WRITTEN STATEMENT. Within 120 days after the close of each Operating Year during the Lease term, Landlord shall deliver to the Manager of Corporate Facilities for Tenant a written statement (the "OPERATING STATEMENT") setting forth Tenant's actual pro rata share of the Operating Expenses for the preceding Operating Year. In the event Tenant's pro rata share of the actual Operating Expenses is in excess of the Tenant's pro rata share of estimated Operating Expenses, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. In the event Tenant's pro rata share of the actual Operating Expenses is less than the Tenant's pro rata share of the estimated Operating

Expenses actually paid by Tenant, then the amount of the excess overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or Landlord may elect to apply the overpayment to Tenant's next Rent payment, reimbursing only the excess over such next payment, if any. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay its pro rata share of Operating Expenses, but Landlord shall use reasonable efforts to deliver such written statements as soon as reasonably possible after the commencement of each Operating Year.

      5.5 TENANT EXAMINATION. The Operating Statement referred to herein need not be audited but shall contain sufficient detail to enable Tenant to verify each category of Operating Expenses and the calculation of its pro rata share. In addition, Tenant, upon at least five (5) days' advance written notice to Landlord and during business hours, may audit and/or examine any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on the Operating Statement, provided, however, that Tenant shall only be entitled to such an audit once in each Operating Year. If the results of the audit show an overage charged to Tenant of more than five percent (5%) of the actual amount owed by Tenant, then Landlord shall pay the reasonable cost of such audit. If the audit indicates an overpayment by Tenant, then Tenant shall be entitled to the amount of the overpayment paid in the form of either (i) a refund from Landlord within thirty (30) days after receipt of such audit or, in the event Landlord fails to make such refund, (ii) a credit of such excess against payments becoming due under this Lease or any other payment obligations under this Lease until fully credited. If Landlord fails to refund such excess in accordance with this Section 5.5 within thirty (30) days after receipt of such audit or in the event such excess is not fully credited against payments becoming due under this Lease within thirty (30) days after receipt of such audit, the overpayment shall bear interest from the expiration of such thirty
(30) day period at the rate set forth in Section 21.4 below.

      5.6 DISPUTES. Each such Operating Statement given by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect. If such disputes shall not have been settled by agreement, the parties agree to resolve such dispute by binding arbitration in Portland, Oregon before a single arbitrator within sixty (60) days of such notice. Unless otherwise agreed, the arbitration shall be conducted in accordance with the rules of the Arbitration Service of Portland ("ASP"), or, if ASP is not in existence, the Commercial Rules of the American Arbitration Association. In the event the arbitration establishes that Tenant is due reimbursement for an overpayment, Landlord shall pay such amount to Tenant within thirty (30) days after receipt of the arbitrator's award or credit such amount against payments becoming due under this Lease or any other payment obligations under this Lease until fully credited. If Landlord fails to pay such amount in accordance with this Section 5.6 within thirty (30) days after receipt of the arbitrator's award or in the event such award is not fully credited against payments becoming due under the Lease within thirty (30) days after receipt of the arbitrator's award, the overpayment shall bear interest from the expiration of such thirty (30) day period at the rate set forth in Section 21.4 below. In the event of an arbitration, the prevailing party shall be entitled to recover the costs of the arbitration as determined by the arbitrator. Even if any legal proceeding over the Operating Statement is resolved against Landlord this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages, and pending the determination of such dispute, Tenant, within ten (10) days of receipt of such Operating Statement, shall pay Additional Rent in accordance with the Operating Statement, without prejudice to Tenant's position.

      5.7 PAYMENT. If an Operating Year ends after the expiration or termination of this Lease, and there is any underpayment or overpayment of the Additional Rent in respect thereof, the appropriate party shall pay the amount due to the other party within thirty (30) days after receipt of the Operating Statement.

SECTION 6. SECURITY DEPOSIT

INTENTIONALLY DELETED

SECTION 7. SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

      7.1 SUBORDINATION. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "SUPERIOR LEASE" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "SUPERIOR LESSOR," and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "SUPERIOR MORTGAGE" and the holder of a Superior Mortgage, or its successor in interest, at the time referred to, is herein called "SUPERIOR MORTGAGEE." This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground leases covering the Land and/or the Building now or hereafter existing, and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages; provided, however, the subordination of this Lease, as aforesaid, shall be subject to a condition that the Superior Lessor or Superior Mortgagees provide Tenant with a nondisturbance agreement in substantially the form attached hereto as EXHIBIT F-1 (CONSTRUCTION LENDER) or EXHIBIT F-2 (PERMANENT LENDER) or any other instrument that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request to evidence such subordination subject to approval by Tenant which approval shall not be unreasonably withheld. In confirmation of such subordination, Tenant shall promptly execute, acknowledge or deliver any instrument that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request to evidence such subordination. Tenant shall execute, acknowledge or deliver any such instruments within fifteen (15) business days after request therefor.

      7.2 NOTICE. Tenant agrees to give any Superior Mortgagee or Superior Lessor, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Superior Mortgagee or Superior Lessor. If Landlord shall have failed to cure such default within thirty (30) days the Superior Mortgagee or Superior Lessor shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Superior Mortgagee or Superior Lessor, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

      7.3 ATTORNMENT. For the purposes of this Section, the term "SUCCESSOR LANDLORD" shall mean the Superior Lessor or Superior Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Land and the Building at a foreclosure sale. At the request of a Successor Landlord and upon such Successor Landlord's written agreement to accept Tenant's attornment, and to not disturb Tenant's quiet possession of the Premises, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver an instrument in the form attached as EXHIBIT F-1 (Construction Lender) or EXHIBIT F-2 (Permanent Lender) or any other instrument that such Successor Landlord may reasonably request to evidence such attornment and approved by Tenant, which approval shall not be unreasonably withheld. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not: (i) be liable for any previous act or omission of Landlord under this Lease except that Tenant shall retain all rights and remedies available to Tenant at law or pursuant to the Lease against Landlord; (ii) be subject to any offset, deficiency or defense which theretofore shall have accrued to Tenant against Landlord except to the extent such offsets or defenses arise out of acts or omissions of Successor Landlord, and provided further, that nothing herein shall limit Tenant's offsets or defenses which shall accrue to Tenant against Successor Landlord during the time Successor Landlord holds title to or has possession of the Premises for breach of the maintenance and repair responsibilities or for breach of the covenant of quiet enjoyment under the Lease, or for any offsets or defenses which arise therefrom; (iii) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month's Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the right of Landlord under this Lease; (iv) be liable for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Premises required under this Lease, or any expansion or rehabilitation of existing improvements upon the Premises, or for restoration of improvements following any casualty not required to be insured under this Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under this Lease; (v) be liable for the right and claim under this Lease in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and as to the right of disposition thereof, the same shall be in accordance with the provisions of any Superior Lease or Superior Mortgage;
(vi) be liable for any right and claim under this Lease in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Premises and as to the right of disposition thereof, the same shall be in accordance with the terms of any Superior Lease or Superior Mortgage; (vii) be liable for any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of any Superior Mortgage and the execution of this Lease or any lien or judgment which may arise at any time under the terms of this Lease; or (viii) be liable for the return of any security deposit which was not actually transferred to the Successor Landlord.

SECTION 8. QUIET ENJOYMENT

      So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease and to any Superior Lease and/or Superior Mortgage (as qualified by the nondisturbance agreement required under Section 7.1). This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

SECTION 9. ASSIGNMENT AND SUBLETTING

      9.1 GENERALLY. Tenant shall not sell, assign, sublet, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or the Premises or any portion thereof ("TRANSFER"), without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. In determining whether to grant or withhold consent, Landlord may consider any reasonable factor including, without limitation, creditworthiness, general reputation, business experience and the willingness and ability of the proposed transferee to perform Tenant's obligations under this Lease. Except as provided below, any change in effective control of a corporation, partnership or other artificial entity which is the Tenant shall be deemed a Transfer of this Lease. Any Transfer hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. Any sale, assignment, encumbrance, subletting, occupation, or other Transfer of this Lease which does not comply with the provisions of this Section 9 shall be void. Any listing on Building directories or other signage using a name other than Tenant's in conjunction with the Premises will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises.

      9.2 Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice), to Transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Tenant shall state the name and address of the proposed transferee, and Tenant shall deliver to Landlord a true and complete copy of the proposed transfer instrument with said notice.

      9.3 Upon any request by Tenant to Transfer all or any part of the Premises, Landlord shall have the right to either: (a) permit the Transfer on the conditions referred to in Section 9.4 and any other conditions Landlord may impose, or (b) deny Tenant's request, in which event this Lease shall continue in full force and effect and unmodified.

      9.4 CONDITIONS OF LANDLORD'S CONSENT. As a condition to Landlord's prior written consent as provided for in this Section, the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each Transfer instrument and an agreement of said compliance by each transferee. Landlord may require as a condition of granting consent to a Transfer that Tenant shall pay to Landlord one half of all Excess Rent from the Transfer. "EXCESS RENT" means the monthly rent received by Tenant from any sublessee or assignee in excess of the Base Rent and Additional Rent payable under this Lease, less costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease including, but not limited to, real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay any Excess Rent to Landlord. The Excess Rent in the case of sublease of less than all the Premises is the rent allocable to the subleased space as a percentage of the square footage of the entire Premises. Notwithstanding anything herein to the contrary, Tenant shall not be required to pay Landlord any consideration received by Tenant for the sale or transfer of Tenant's business, assets, and/or stock. Sums payable hereunder shall be paid to Landlord as and when paid by the transferee to Tenant. The sale or exchange of Tenant's stock in a public offering and the subsequent sale of Tenant's stock on a nationally recognized exchange or in NASDAQ, a change in ownership of Tenant as a result of a merger, consolidation, reorganization, joint venture, the exchange of stock between Tenant's parent company and a subsidiary or between subsidiaries (provided that as a result of such merger, consolidation, reorganization, joint venture or exchange of stock, the net worth of Tenant under GAAP is not decreased as a result thereof) or the sale of all or substantially all of Tenant's stock or the sale of all or substantially all of Tenant's assets shall not be considered a Transfer under this Section. Tenant shall not be required to obtain Landlord's consent to any of the foregoing transactions or combinations thereof.

SECTION 10. INSURANCE

      10.1 WAIVER OF RIGHT OF RECOVERY. Neither party, nor its officers, directors, employees, agents or invitees, nor, in case of Tenant, its subtenants, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property normally covered under a standard policy of insurance for fire, theft and extended coverage, or losses under workers' compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees.

      10.2 PUBLIC LIABILITY INSURANCE. Tenant, at its expense, shall maintain at all times during the term of this Lease, public liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with Two Million and No/100 Dollars ($2,000,000.00) minimum combined single limit coverage, or its equivalent. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 17 to the extent insurable. Tenant shall deliver to Landlord and any additional insured such fully paid certificates of insurance, in form satisfactory to Landlord issued by the insurance company or its authorized agent, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured is given at least twenty (20) days' prior written notice of such cancellation or modification; provided, however, Tenant's failure to make any payment required under such policies shall only require ten (10) days' written notice.

      10.3 ACCEPTABLE INSURANCE COMPANIES. All insurance policies required to be carried by Tenant hereunder shall be issued by insurance companies authorized to issue insurance in the State of Oregon rated A+12 or higher by Best's Insurance Rating Service.

      10.4 INCREASE IN COVERAGE. Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of public liability insurance to be maintained by Tenant under Section 10.2 be increased so that the amount thereof adequately protects the Landlord's interest based on amounts of coverage required of comparable tenants in comparable buildings. Landlord will carry and maintain general liability and property insurance as set forth herein. Landlord agrees to carry during the term hereof commercial general liability insurance ("Landlord's Liability Insurance") with a combined single limit of not less than TWO MILLION DOLLARS ($2,000,000) per occurrence, insuring against any and all liability of Landlord with respect to the ownership, operation and/or use of the Building. Landlord also agrees to carry during the term hereof insurance covering the building of which the Premises are a part for the full replacement value thereof (exclusive of the cost of excavations, foundations and footings) as may be determined from time to time during the lease term providing protection against any peril generally included in the classification "all risk" covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements and betterments located in the Building, including the Premises and all appurtenances thereto (excluding Tenant's personal property, trade fixtures and equipment) ("Landlord's Property Insurance"). Landlord shall maintain Rent Loss coverage as a part of its special form property damage insurance policy for the Building. Said insurance policies shall be with an insurance company or companies with general policy holders' rating of not less than "A-VIII" as rated in the most current available Best's Key Rating Guide and which are qualified to do business in the state of Oregon. Landlord shall, upon request, furnish Tenant a certificate of such insurance policies.

SECTION 11. RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as EXHIBIT E and all reasonable modifications thereof and additions thereto from time to time established by Landlord by written notice to Tenant ; provided, however, such rules and regulations shall not materially increase or alter Tenant's obligations under this Lease. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Building of any said rules and regulations but Landlord shall use reasonable efforts to require other occupants of the Building to comply with the rules and regulations and to remedy any violation of the rules and regulations applicable to any other Building occupant upon Tenant's request.

SECTION 12. ALTERATIONS

      12.1 REQUIREMENTS. Except for any nonstructural interior alteration which costs Fifteen Thousand Dollars ($15,000) or less and which does not affect the Building systems. Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord which consent shall not be unreasonably withheld. Any such alterations, additions, or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord which approval shall not be unreasonably withheld. If the alterations, additions or improvements shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof within twenty (20) days after receipt of a statement, setting forth the actual cost of such alterations, additions or improvements. In the event Landlord is required to supervise such alterations, additions or improvements, Tenant shall pay Landlord an administrative charge of ten percent (10%) of the actual cost of such alterations, additions or improvements. After the expiration or sooner termination of the Lease Term and upon demand by Landlord, Tenant shall remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed unless Landlord had previously consented to allow such to remain, and Tenant shall repair and restore the Premises to their original condition, subject to ordinary wear and tear. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant's sole cost and expense. The provisions of this Section 12 shall not apply to the initial Tenant Improvements described in EXHIBIT C to this Lease.

      12.2 INDEMNIFICATION OF LANDLORD. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all mechanic's and other liens and encumbrances filed in connection with alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) business days after notice of the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant bonds around such lien pursuant to statute.

SECTION 13. LANDLORD'S AND TENANT'S PROPERTY

      13.1 LANDLORD'S PROPERTY. All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 13.2; provided, that at Landlord's written request, Tenant shall, at its sole expense and upon termination of the Lease, remove those items specified by Landlord, including any or all fixtures, equipment, improvements, appurtenances and other personal property, which are deemed herein the property of Landlord, but not including the initial Tenant Improvements provided by Landlord pursuant to EXHIBIT C of this Lease or as set forth in Section 12.1. Tenant's covenant to remove property specified by Landlord shall survive the termination of this Lease.

      13.2 TENANT'S PROPERTY. All unattached business and trade fixtures, machinery and equipment, communications equipment and office equipment which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building including, without limitation, the items listed on attached EXHIBIT I and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "TENANT'S PROPERTY") shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property, and shall be deemed the property of Landlord.

      13.3 ABANDONMENT. Any items of Tenant's Property which shall remain in the Premises after the expiration date of this Lease, or after a period of fifteen (15) business days following an earlier termination date and after seven
(7) days' written notice from Landlord to Tenant to remove Tenant's Property, at the option of Landlord, may be deemed to have been abandoned, and in such case such items may be retained by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

SECTION 14. SERVICES AND UTILITIES

      14.1. BUILDING MAINTENANCE. Except for Tenant's maintenance responsibilities set forth above in Section 3, Landlord shall maintain the Building, including public and common areas of the Building, such as the lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself including the foundation, exterior walls and roof, in first class condition as that term is understood to mean in the general geographic area of the Building except for damage occasioned by the act of the Tenant, which damage shall be repaired by Landlord at Tenant's expense, to the extent not covered by Landlord's insurance, and such costs shall be reimbursable as Operating Expenses. If Landlord fails to keep and preserve the Premises as set forth in Section 14.1, and after which Tenant has given Landlord notice of such failure (pursuant to Section 21.5 (Landlord Default) unless such failure results in an emergency, in which case, no prior notice is required), Tenant may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, Landlord shall reimburse Tenant the amounts incurred by Tenant in performing such repairs within thirty (30) days after delivering to Landlord written statements and copies of invoices from Tenant's contractor(s) and/or vendor(s).

      14.2. UTILITIES. Provided the Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises from 7:00 A.M. to 6:00 P.M. on weekdays, exclusive of legal holidays, water and electricity suitable for the intended use of the Premises, heat and air-conditioning for the comfortable use and occupation of the Premises, janitorial services during the times and in the manner that such services are customarily furnished in comparable office buildings in the immediate market area, and elevator service which shall mean service by unattended automatic elevators. Landlord shall provide additional or after-hours heating or air-conditioning at Tenant's request, and Tenant shall pay to Landlord a reasonable charge for such services as determined by Landlord. After hours HVAC charges are estimated at $18.00 per hour per floor. Tenant agrees to use reasonable efforts to keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also agrees at all times to reasonably cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which materially affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises to the extent necessary to offset the effect of such machines, lighting or equipment, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon thirty (30) days' notice of demand by Landlord. Any sums payable under
Section 14 shall be considered Additional Rent and may be added to any installment of Base Rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Base Rent.

      14.3. EXCESS USAGE. If Tenant uses excessive amounts of non-metered utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities services, which charge shall be payable monthly by Tenant in conjunction with Rent payments. Landlord may install in the Premises a special meter to measure the amount of water, electric current or other resource consumed for any such other use. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. The party not prevailing in such dispute shall pay the cost of such engineer's determination.

      14.4. DISCLAIMER. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the making of necessary repairs or improvements to the Premises or the Building so long as Landlord takes reasonable steps to minimize interference with Tenant's business from such repairs and improvements, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building by government agencies or utilities suppliers. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption. In the event that Tenant cannot conduct its business in the Premises for one or more full business days due to any interruption of service to the Premises, Tenant shall be entitled to an abatement of Rent for the period of such interruption to the extent that Landlord has Rent loss insurance proceeds available, which will fully compensate Landlord for the loss of Rent.

      14.5. USE OF COMMON AREAS AND FACILITIES All common facilities and areas furnished by Landlord in or near the Building, including parking areas, lighting facilities, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, rest rooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of Landlord. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to establish, modify and enforce reasonable rules and regulations necessary for the proper operation and maintenance of common areas and facilities. Landlord shall have the right to close all or any portion of the common areas or facilities to such extent as, in the opinion of Landlord's legal counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person (other than Tenant) or the public therein; and to do and perform such other acts in and to said areas and improvements as the Landlord shall reasonably determine to be advisable. All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

      14.6. SIGNAGE. Landlord shall provide Tenant, at no additional charge, Building standard signage.

SECTION 15. ACCESS AND NAME

      Landlord reserves and shall at all times have the right to re-enter the Premises upon 24 hours' prior notice to Tenant (except in an emergency) to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or during the last nine (9) months of the Lease term, tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent; provided, however, Landlord shall reasonably minimize interference with Tenant's normal business activities and in the event any repairs or construction by Landlord renders all or part of the Premises untenantable for more than thirty (30) days, Base Rent and Additional Rent shall thereafter be abated in the same proportion that the Premises are untenantable until such time as Tenant is able to reoccupy such portions of the Premises for business or Landlord completes such repairs or construction, whichever is earlier. Landlord may for such purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Except as set forth herein, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord's conduct pursuant to this Section. For each of the purposes stated in this Section, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance). Landlord shall have the right to use any and all lawful means which Landlord may deem necessary or proper to open all doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Landlord by any such means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or part of the Premises. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant, to change the arrangement and/or location of common entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known ; provided, however, Landlord shall provide Tenant with at least sixty (60) days prior written notice of any such change in the name, number or designation of the Building. Landlord shall notify Tenant within twenty-four (24) hours of an emergency entry into the Premises by Landlord.

SECTION 16. NOTICE OF OCCURRENCES

      Tenant shall give prompt notice to Landlord of: (i) any occurrence in or about the Premises for which Landlord might be liable; (ii) any fire or other casualty in the Premises; (iii) any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) damage to or defect in any part or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

SECTION 17. NONLIABILITY AND INDEMNIFICATION

      17.1. WAIVER. Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, or other persons, which may be caused by theft, or by any act or neglect of any tenant of the Building or by any other person in or about the Building. Neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any partner, director, officer, agent, servant or employee of Landlord shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (ii) even if negligent, for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant. For purposes of this limitation, consequential damages does not include direct actual damages.

      17.2. INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and/or Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever occurring in, at or upon the Premises; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses at trial and upon appeal. Landlord shall indemnify and hold harmless Tenant and its directors, officers, agents and employees from and against any and all third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever occurring in, at or upon the common areas of the Land and the Building; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses at trial and upon appeal.

      17.3. DUTY TO DEFEND. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to Section 17.2, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligation of Tenant under this
Section 17 shall survive termination of this Lease. In case any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to Section 17.2, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant). The obligation of Landlord under this Section 17 shall survive termination of this Lease.

SECTION 18. DAMAGE OR DESTRUCTION

      18.1. CASUALTY. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same unless this Lease is terminated as permitted herein. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant if the Building is damaged in excess of thirty-five percent (35%) of the Building's precasualty value, as reasonably determined by Landlord (damage in excess of such amount being referred to as "MAJOR DAMAGE" and damage equal to or less than such amount being referred to as "MINOR DAMAGE"). If Major Damage occurs, Landlord may elect to terminate the Lease so long as Landlord terminates the tenancies of all other similarly affected tenants in the Building. If Minor Damage occurs, then Landlord shall repair such damage and rebuild that portion of the Building or the Premises damaged within a reasonable time not to exceed one hundred eighty (180) days after such casualty. In the event of Major Damage, if Landlord gives its written notice to Tenant electing to rebuild or in the event of Minor Damage, this Lease shall remain in full force and effect except the Rent shall be reasonably abated during the period of repair based on that portion of the Premises not reasonably usable by Tenant. If in the event of Major Damage, Landlord elects by written notice to Tenant not to rebuild, then this Lease shall automatically terminate as of the effective date of such notice, the Rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and the Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. Landlord shall not be required to repair any damage by fire or other cause to the property of Tenant or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. In the event that such damage or destruction is not repaired within one hundred eighty (180) days from the date of such event, then Tenant, at its option, by written notice to Landlord, may terminate this Lease which shall be effective upon Landlord's receipt of such notice.

      18.2. CONDEMNATION. If more than thirty-five percent (35%) of the Land and/or Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease so long as Landlord terminates the tenancies of all other similarly affected tenants in the Building. If such taking renders the Premises unsuitable for the conduct of Tenant's business then Tenant shall have the right to terminate this Lease. If this Lease is terminated, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof, and Tenant shall have no claim against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease; provided, however, Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant for relocation benefits or loss of Tenant's Property or for damage to Tenant's business or loss of business; provided further that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord's damages and do not reduce Landlord's award. If a part of the Land and/or Building shall be so taken or appropriated or conveyed and Landlord hereto shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance; and if the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises and this Lease shall remain in full force and effect except that Tenant shall be entitled to an appropriate reduction in Rent while such restoration is being made by Landlord. Such proportionate reduction shall be based upon the extent to which the restoration being made by Landlord shall interfere with the business carried on by Tenant in the demised Premises. Landlord will not be required to repair or restore any injury or damage to the property of Tenant or make any repairs or restoration to any alterations, additions, fixtures or improvements installed in the Premises by or at the expense of Tenant.

SECTION 19. SURRENDER AND HOLDING OVER

      19.1. GENERAL. On the last day of the term of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear in accordance with the provisions of Section 13 of this Lease.

      19.2. SURRENDER. No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

      19.3. HOLDING OVER WITH CONSENT. Any holding over after the expiration of the term of this Lease with the written consent of Landlord shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein, and the monthly Rent shall be 125% of the amount of the daily Rent for the last period prior to the date of such expiration or termination. Acceptance by Landlord of Rent after such expiration shall not result in any other tenancy or any renewal of the term of this Lease, and the provisions of this Section are in addition to and do not affect Landlord's right of re-entry or other rights provided under this Lease or by applicable law.

      19.4. HOLDING OVER WITHOUT CONSENT. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention 150% of the amount of the daily Rent for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Section 4. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Section shall waive Landlord's right of re-entry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.

SECTION 20. EVENTS OF DEFAULT

      20.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events of default shall constitute a breach of this Lease by Tenant:

            20.1.1. If Tenant shall default in the payment of any Base Rent or Additional Rent, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying the same; or

            20.1.2. If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Base Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default; (ii) duly commence within said thirty
(30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord; or

            20.1.3. If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Section 9; or

            20.1.4. If Tenant shall vacate or abandon the Premises except as set forth in Section 2.1; or

            20.1.5. If Tenant or any guarantor of Tenant's obligations shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

            20.1.6. If within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

            20.1.7. If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

      20.2. LIMITATION OF TENANT RIGHT TO NOTICE. During any twelve (12) month period, Tenant shall be entitled to only two (2) notices pursuant to Section
20.1.1 and one (1) notice each for the same type of default pursuant to Section 20.1.2.

SECTION 21. REMEDIES UPON DEFAULT

      21.1. REMEDIES. Upon the occurrence of an event of default constituting a breach of this Lease under Section 20, Landlord may exercise any one or more of the remedies set forth in this Section 21 or in Section 24, or any other remedy available under applicable law or contained in this Lease.

            21.1.1. Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary eviction proceedings or by any suitable action or proceeding at law, or by lawful force or otherwise, and so long as permitted by law, Landlord may take such action without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.

            21.1.2. Landlord at its option may relet the whole or any part of the Premises from time to time, either in the name of the Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions, tenant improvements, and free rent periods) as Landlord may reasonably determine to be reasonably appropriate. Landlord at its option may make such physical changes to the Premises as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

            21.1.3. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages excluding consequential damages caused by the default, including attorneys' fees. Damages shall include, without limitation: (i) all rentals lost; (ii) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default; (iii) all reasonable costs incurred by Landlord in restoring the Premises to the good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; and (iv) all reasonable costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the reasonable value of Landlord's time.

            21.1.4. To the extent permitted under Oregon law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Lease Term equal to the difference between the rent reserved in this Lease (including an estimated amount of Additional Rent as reasonably determined by Landlord) for the balance of the Lease Term after the time of award, and the fair rental value of the Premises for the same period, discounted to the time of award at the rate of nine percent (9%) per annum. If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term or any part, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

      21.2. CUMULATIVE REMEDIES. The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity, including an action for specific performance, as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease,

Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief. Notwithstanding anything herein to the contrary, Landlord agrees to use commercially reasonable efforts to mitigate its damages resulting from a default by Tenant.

      21.3. TERMINATION. Even though Tenant has breached this Lease, the Lease shall continue in effect for so long as Landlord does not agree in writing to terminate Tenant's continuing contractual liability, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession except to the extent required otherwise under Oregon law or unless written notice of termination is given by Landlord to Tenant.

      21.4. INTEREST ON DAMAGES. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Section 21, if any Base Rent, Additional Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand therefor, the same shall bear interest at the annual rate of fifteen percent (15%) or the maximum rate permitted by law, whichever is less, calculated monthly from the due date thereof until paid, and the amount of such interest shall be included as Additional Rent hereunder.

      21.5. DEFAULT BY LANDLORD. Unless otherwise provided in this Lease, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises and/or Building and/or Land whose name and address shall have theretofore been furnished to Tenant in writing in accordance with this Lease. Said notice shall specify wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease until any such mortgagees and/or deed of trust holders have been provided an opportunity to cure as set forth in this Lease. If default cannot be cured within the time periods provided for within this paragraph, Tenant shall be entitled to pursue any and all remedies available to Tenant under this Lease, at law, or in equity.

SECTION 22. SERVICES IN THE EVENT OF DEFAULT

      In addition to any rights and remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish Tenant or the Premises any heat, ventilation or air-conditioning services outside of business hours on business days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

SECTION 23. NO WAIVERS OF PERFORMANCE

      The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations or any other obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

SECTION 24. CURING TENANT'S DEFAULTS

      All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent except as expressly provided otherwise herein. If the Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the periods referred to in Section 20 hereof after notice thereof by the Landlord, the Landlord may make any such payment or perform any such act on the Tenant's part to be made or performed as in this Lease provided but shall not be obligated so to do. Any such payment or performance shall not be a waiver or release of Tenant's obligations. All sums so paid by the Landlord and all necessary incidental costs together with interest thereon at the rate specified in Section 21.4 from the date of such payment by the Landlord shall be payable as Additional Rent to the Landlord on demand, and the Tenant covenants to pay any such sums, and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of the Rent.

SECTION 25. BROKER

      Tenant covenants, warrants and represents that no broker except as provided in the Basic Lease Information (the "BROKER") was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Each party agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and the Broker.

SECTION 26. NOTICES

      Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given, rendered or made: if delivered in person to the Landlord or Tenant and receipt is acknowledged; or, if sent postage prepaid by registered or certified mail, return receipt requested, effective two (2) business days after posted in a United States post office station or letter box in the continental United States, [or, if sent by commercial overnight courier, prepaid for next day delivery, effective one (1) business day after delivered to the courier in the continental United States] addressed to the other party at the address designated by the party (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building). Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. Notice to Tenant shall be addressed to Tenant's General Counsel with a copy to: Jonathan A. Bennett, Dunn Carney Allen Higgins & Tongue LLP , 851 SW Sixth Avenue, Suite 1500, Portland, Oregon 97204.

SECTION 27. ESTOPPEL CERTIFICATES

      Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) business days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request which is customarily included in such statements. Without limiting the foregoing, Tenant shall upon request execute a Statement of Tenant in the form attached as EXHIBIT G.

SECTION 28. MEMORANDUM OF LEASE

      Tenant shall not record this Lease. Upon ten (10) days' prior written notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

SECTION 29. RELOCATION OF PREMISES

Intentionally Deleted.

SECTION 30. ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES

      30.1. COMMENCEMENT DATE. The term of this Lease shall commence for each floor on a date (herein the "COMMENCEMENT DATE") which shall be the date specified in the Basic Lease Information unless Tenant actually occupies the Premises for the operation of business earlier than the date specified in the Basic Lease Information, in which event such occupancy date shall be the Commencement Date. If Landlord is unable for any reason other than Tenant Caused Delay, as hereinafter defined, to deliver possession of a floor with all Landlord's Work as described on attached EXHIBIT C annexed hereto and the Tenant Improvement Work to be performed by Landlord's Contractor ("LANDLORD'S WORK") substantially complete by the Commencement Date specified in the Basic Lease Information, the Commencement Date for such floor shall be the date Landlord delivers possession of such floor with Landlord's Work and the Tenant Improvement Work to be performed by Landlord's contractor substantially complete.

      30.2. TENANT OBLIGATIONS. If Landlord is unable to deliver possession of a floor with Landlord's Work and the Tenant Improvement Work to be performed by Landlord's contractor substantially complete by the Commencement Date for such floor (as specified in the Basic Lease Information) for any reason other than Tenant Caused Delay, then the Delivery Date and the Commencement Date for such floor shall be deferred and the Base Rent and Additional Rent payable hereunder for such floor shall be abated for the time period of such delay. If Landlord is unable to deliver possession of a floor with the Landlord's Work and the Tenant Improvement Work to be performed by Landlord's contractor substantially completed on the Commencement Date for such floor due to (i) the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto (including without limitation Tenant's failure to furnish information so that working drawings can be completed by the dates specified in paragraph 2 of EXHIBIT C) or (ii) Tenant's request for any materials, installations or finishes with unusually long lead times or (iii) any changes in the Tenant Improvements requested by Tenant or (iv) Tenant's failure to approve the total cost for the Tenant Improvement Work within the period specified in paragraph 2 of EXHIBIT C ("TENANT CAUSED DELAY"), then the Commencement Date for such floor shall not be deferred and Tenant shall not be entitled to any abatement of rent due to such delay. In the event Landlord fails to deliver a floor or any portion thereof with all Landlord's Work and the Tenant Improvement Work to be performed by Landlord's Contractor substantially complete within six
(6) months after the applicable Commencement Date for such floor, Tenant may elect to terminate this Lease with respect to such floor but the Lease shall remain in full force and effect as to the balance of the Premises.

      30.3. EXPIRATION DATE. In the event the Commencement Date for any floor is adjusted to a date other than as specified in the Basic Lease Information, then there shall be no comparable adjustment to the Expiration Date.

      30.4. EARLY OCCUPANCY. If Landlord has given Tenant permission to enter into the possession of the Premises prior to the Commencement Date for the conduct of Tenant's business, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including, without limitation, the payment of Base Rent and the Additional Rent.

SECTION 31. MISCELLANEOUS

      31.1. MERGER. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

      31.2. MODIFICATIONS. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

      31.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that: (i) no violation of the provisions of Section 9 shall operate to vest any rights in any successor or assignee of Tenant; and (ii) the provisions of this Section shall not be construed as modifying the provisions of Sections 9 or 20.

      31.4. NONRECOURSE LEASE. Tenant shall look only to Landlord's estate and property in the Land and the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

      31.5. FORCE MAJEURE. The obligations of the parties hereunder shall be in no way affected, impaired or excused, nor shall the parties have any liability whatsoever to each other, because:

            31.5.1. The parties are unable to fulfill, or are delayed in fulfilling, any of their obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the parties' reasonable control (other than lack of funds); or

            31.5.2. of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond the parties' reasonable control (other than failure to make payment).

      31.6. DEFINITIONS. For the purpose of this Lease, the following terms have the meanings indicated:

            31.6.1. The term "MORTGAGE" shall include a mortgage and/or deed of trust, and the term "HOLDER OF A MORTGAGE" or "MORTGAGEE" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

            31.6.2. The term "LEGAL REQUIREMENTS" shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

            31.6.3. The term "REQUIREMENTS OF INSURANCE BODIES" and words of similar import shall mean rules, regulations, orders and other requirements of the Oregon Surveying and Rating Bureau and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

            31.6.4. The term "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

            31.6.5. The term "LAND" shall mean the real property lot or parcel upon which the Building is located including without limitation parking areas, landscaped areas, walkways, driveways, sidewalks and curbs.

            31.6.6. The term "LANDLORD" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

             31.6.7. The term "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Section, unless expressly so stated.

             31.6.8. The term "AND/OR" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

             31.6.9. The term "PERSON" shall mean natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

             31.6.10. For purposes of this Lease, "SUBSTANTIALLY COMPLETE" in connection with the Premises shall mean the Landlord's Work and the Tenant Improvement Work to be constructed by Landlord or Landlord's contractor in accordance with EXHIBIT C, any plans and specifications therefor (including the final plans) and the requirements of all governmental authorities and fire underwriters are sufficiently complete so that Tenant can occupy or utilize such work for its intended purpose except for Punch List items. Punch List items for purposes of this definition means items which are qualitatively minor and which do not prevent Tenant from occupying or utilizing such work for its intended purposes.

      31.7. EFFECT OF EXPIRATION. Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent, herein) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

      31.8. MODIFICATIONS FOR SUPERIOR MORTGAGEE. If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant upon ten (10) days' prior written notice of Landlord's request, shall execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.

      31.9.  EXCAVATION. Intentionally Deleted.

      31.10. UNION CONTRACTS. Tenant agrees that the exercise of its rights pursuant to the provision of Section 12 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Land and/or

Building, nor create any lawful work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

      31.11. PRORATIONS. Any apportionments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

      31.12. GOVERNING LAW. Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, heading and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

      31.13. LIGHT AIR AND VIEW. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord.

      31.14. TENANT REPRESENTATIONS. If Tenant is a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that:

             31.14.1. Tenant is duly incorporated and validly existing under the laws of its state of incorporation, and, if such corporation is existing under the laws of a jurisdiction other than Oregon, qualified to transact business in Oregon;

             31.14.2. Tenant has full corporate right and authority to enter into this Lease and to perform all Tenant's obligations hereunder; and

             31.14.3. Each person (and both of the persons if more than one signs) signing this Lease on behalf of the corporation is duly and validly authorized to do so.

      31.15. DEFINED TERMS. Words capitalized other than as the first word of a sentence are defined terms and have the meaning, throughout this Lease, given to them when they are first used with an initial capital or when used in quotation marks.

      31.16. COUNTERPARTS. This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

      31.17. COSTS AND ATTORNEY FEES.

             31.17.1. NO SUIT OR ACTION FILED. If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs even though no suit or action is filed thereon, and any other reasonable fees or expenses incurred by the nondefaulting party.

             31.17.2. ARBITRATION OR MEDIATION; TRIAL AND APPEAL. If any arbitration, mediation, or other proceeding is brought in lieu of litigation, or if legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party's costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees pursuant to ORCP 68, and such sums as the court may determine to be reasonable for the prevailing party's attorney fees connected with the trial and any appeal and by petition for review thereof.

             31.17.3. DEFINITIONS. For purposes of this Lease, the term attorney fees includes all charges of the prevailing party's attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any postpetition fees in a bankruptcy court. For purposes of this Lease, the term fees and expenses includes but is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters' charges, appearance fees, and all costs of transcription; costs incurred in searching records.

      31.18. CONSENT. Except where otherwise expressly provided for in this Lease, any consent or approval required under this Lease, pursuant to the terms of this Lease, may not be unreasonably withheld, conditioned or delayed.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the date and year first above written.

--------------------------------------------------------------------------------
LANDLORD:                                 TENANT:

FOX TOWER, L.L.C., an Oregon limited      WEBTRENDS CORPORATION, an Oregon
liability company                          Corporation


By:__________________________________     By:___________________________________
Title:_______________________________     Title:________________________________

Date:________________________________     Date:_________________________________

--------------------------------------------------------------------------------

                                    EXHIBIT A

                           LEGAL DESCRIPTION FOR LAND

Lots 1, 2, 3, 4, 5, 6, 7 and 8, Block 210, CITY OF PORTLAND, in the City of Portland, County of Multnomah, and State of Oregon.

                                    EXHIBIT C

                                 WORK AGREEMENT
                                       FOR
                            FOX TOWER LEASE AGREEMENT


DATE:       as of June 20, 2000

BETWEEN:    FOX TOWER, LLC,
            an Oregon limited liability company                     ("Landlord")

AND:        WebTrends Corporation, an Oregon Corporation            ("Tenant")


                                    RECITALS

      Landlord and Tenant have entered into a Lease for space in the Fox Tower Building dated on the same date as this Work Agreement. The purpose of this agreement is to set forth a separate contract between Landlord and Tenant respecting the construction of improvements within the space to be occupied by the Tenant. The terms of the Lease are incorporated herein by reference. To the extent of any conflict between the terms of this Work Agreement and the terms of the Lease, the terms of this Work Agreement control.

1.    TENANT IMPROVEMENT ALLOWANCE.

      Landlord shall pay up to a maximum of Thirty Dollars ($30) per useable square foot of area in the Premises (the "Tenant Improvement Allowance") towards the cost of Tenant Improvement Work to be constructed in the Premises. The Premises contains 54,918 useable square feet of area. To the extent the Tenant Improvement Allowance is not fully utilized for Tenant Improvement Work, then the remainder of such allowance may be used for Tenant's moving expenses, wiring and cable or such other costs related to Tenant's use and occupancy of the Premises (other than furniture, fixtures and equipment) as Tenant may determine in its sole discretion. For purposes of this Work Agreement the term "Tenant Improvement Work" shall mean all improvements in the Premises other than Landlord's Work including architectural, engineering and other design costs, permits and specialty electrical, mechanical equipment and construction management fees. Landlord's architect shall provide all architectural plans and specifications for the Tenant Improvement Work. Landlord shall contract with a general contractor approved by Tenant to cause the Tenant Improvement Work to be completed. Hoffman Construction Company is hereby approved as general contractor for the 5th floor. Landlord shall cause Hoffman Construction Company to prepare its budget on an open book basis and to obtain bids from at least three (3) subcontractors for all work except (a) pre-purchase of fan-powered boxes and (b) items that do not reasonably lend themselves to competitive bidding (such as general conditions which shall be industry standard) or de minimis items. To the extent the Tenant Improvement Allowance is not fully utilized for Tenant Improvement Work, Landlord shall disburse the remainder of such allowance for charges authorized under this paragraph to Tenant within thirty (30) days after receipt of paid invoices for such charges and Tenant's occupancy of the entire Premises. In the event Landlord does not reimburse to Tenant the amount of the Tenant Improvement Allowance within the time period set forth above, Tenant may charge interest at the lesser of fifteen percent (15%) per annum, or the highest interest allowed by law. If the cost of the Tenant Improvement Work provided in Landlord's notice to Tenant and as approved by Tenant exceeds the Tenant Improvement Allowance (the "TENANT'S EXPENSE"), Tenant shall pay the excess cost as such progress payments are made based on the ratio that the Tenant's Expense bears to the total cost of the Tenant Improvement Work.

2.    DESIGN OF TENANT IMPROVEMENTS.

      Tenant shall furnish complete information respecting Tenant's requirements to Landlord on or before execution hereof for the 5th Floor, September 15, 2000 for the 6th Floor and April 1, 2001 for the 15th Floor. The information to be provided by Tenant shall include: (i) a schematic design plan; (ii) detailed programming information on power loads, equipment loads, special furniture combinations, special lighting and lighting controls and similar detailed programming information; (iii) any plans or specifications for improvements that deviate from base building improvements. The final plans prepared by Landlord's architect are herein collectively referred to as the "final plans." The final plans shall be subject to the review and approval of Tenant, which approval shall not be unreasonably withheld. Tenant shall have ten (10) days in which to approve or disapprove of the final plans. If Tenant disapproves of the final plans, such disapproval shall be in writing with sufficient specificity to allow Landlord to discern and address the reasons for the disapproval. Tenant shall approve or disapprove re-submitted final plans three (3) days after receipt. After receipt of the final plans from Landlord's architect, Landlord shall notify Tenant of the actual cost of the Tenant Improvement Work. The cost of the Tenant Improvement Work shall be determined by using competitive bidding or on a negotiated basis at competitive rates. Within seven (7) business days of the receipt of the total cost for Tenant Improvement Work, Tenant shall give Landlord written authorization to complete the Tenant Improvements in accordance with the final plans. The Tenant may, in such authorization, delete or modify items to reduce the cost of the Tenant Improvement Work.

3.    CONSTRUCTION OF TENANT IMPROVEMENTS.

      3.1 Construction. Landlord shall cause Landlord's contractor to complete the Tenant Improvement Work in accordance with the approved final plans.

      3.2 Construction Management Fee. Landlord shall be entitled to charge a construction management fee for Tenant Improvement Work equal to two and one-half percent (2 1/2%) of the cost of such work for the fifth, sixth and fifteenth floors. Landlord shall not be entitled to recover any further charges or costs for the involvement of Landlord or its employees in the Tenant Improvement Work. Tenant may elect to serve as its own construction manager for the Tenant Improvement Work on the sixth and fifteenth floors, in which case, Landlord shall not be entitled to a construction management fee.

      3.3 Permits. All work shall be done in conformity with a valid building permit (obtained at Tenant's expense) when required, and in any case, all such work shall be performed in accordance with all applicable governmental regulations at Tenant's sole expense.

      3.4   Coordination. All work shall be scheduled through Landlord.

      3.5 Manner of Entry. Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the Lease Commencement Date as specified in the Basic Lease Information shall be at such times as are approved by Landlord and subject to all the terms and conditions of the lease except for the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

4.    LANDLORD'S WORK.

      Landlord shall provide the following Base Building Improvements for each floor at Landlord's expense ("LANDLORD'S WORK")

      4.1   HVAC

            - Complete HVAC system up to and including up to 12 VAV Boxes and thermostats per floor

            -  Diffusers stockpiled on the floor

            - Capable of maintaining 74 degrees in cooling assuming an occupancy load (people, equipment and lighting) of 5 watts per sq. ft. and 68 degrees in heating mode assuming the lowest typical winter temperatures in the area.

      4.2   Plumbing

            - Plumbing stub-outs at north and south ends of the core for each floor (future tenant distribution, if any, at tenant's expense)

      4.3   Electrical & Lighting

            - Electrical panels with circuit breakers provided in each floor electrical room (lighting & power)

            - Life Safety System installed above the ceiling (expansion as required by code to meet non standard tenant plans, at tenant's expense)

            -  2'x4' parabolic troffer fixtures with lamps

      4.4   Fire Sprinklers

            - Fire sprinkler system installed above the ceiling on standard layout

      4.5   Ceiling

            - Building standard 2x2 ceiling grid stockpiled on each office floor (wires hung from ceiling)

            - Building standard acoustical ceiling tile stockpiled on each office floor

      4.6   Core

            -  Restrooms 100% complete

            - Lobby walls and ceiling sheetrocked/taped/ready for paint with light fixtures installed

            -  Core walls sheetrocked/taped/ready for paint

      4.7   Exterior Window Wall/Columns

            - Metal stud framing at walls and columns with sheetrock closure at sill/ready for sheetrock

            -  Metal framed soffits at exterior wall ready for sheetrock

      4.8   Interior Columns

            -  Metal Stud framing/ready for sheetrock

      4.9   Window Coverings

            -  Building Standard window coverings identified as Draper SW 3500.

      4.10 All permits, fees, licenses, architectural drawings, engineering, consulting services, testing services, and the like necessary for Landlord's Work, including, but not limited to, water connection or capacity fees, sewer connection or capacity fees, development/license taxes, school related fees, traffic impact fees, public facilities fees, or any other development fees, or offsite development requirements shall be provided by Landlord at its sole cost and expense.

      4.11 Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor shall be completed in accordance with all applicable governing codes and the final plans and specifications. If Landlord fails to correct or complete Punch List items in accordance with Section 3 of the Lease, Tenant shall have the option to complete Landlord's Work and Landlord shall reimburse Tenant for the cost thereof within thirty (30) days after demand. If Landlord fails to reimburse Tenant within such time period, the amount due shall bear interest from the date of such failure at the rate set forth in Section 21.4 of the Lease. Landlord warrants all Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor, including, but not limited to mechanical, electrical and plumbing systems, for a period of at least one (1) year. Nothing herein shall reduce Landlord's repair and maintenance obligations under the Lease.

      4.12 Upon completion of Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor, Landlord will provide Tenant with the names and addresses of the general contractor and the other contractors, subcontractors, suppliers and vendors involved in Landlord's Work and the Tenant Improvement Work performed by Landlord's contractor.

      4.13 Disputes: Disputes regarding design, approval, construction, completion, correction of work, payment for Tenant Improvement Work or any other rights and obligations of the parties under this Work Agreement shall be resolved pursuant to binding arbitration in Portland, Oregon before a single arbitrator within sixty (60) days of submission. Unless otherwise agreed, the arbitration shall be conducted in accordance with the rules of the Arbitration Service of Portland ("ASP") or if ASP is not in existence, the Commercial Rules of the American Arbitration Association.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Work Agreement as of the day and year first above written.


LANDLORD:                                 FOX TOWER, LLC,
                                          an Oregon limited liability company


                                          By:___________________________________
                                          Title:________________________________


TENANT:                                   WEBTRENDS CORPORATION,
                                          an Oregon corporation

                                          By:___________________________________
                                          Title:________________________________

                                    EXHIBIT E

                                FOX TOWER, L.L.C.

                              RULES AND REGULATIONS

      1. The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant's Premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

      2. Admission to the Building in certain areas and during certain hours may be restricted by Landlord by means of access devices such as keys, entry cards, combination codes and the like. Landlord may require all person admitted to or leaving the Building outside of business hours on business days to provide appropriate identification, use a designated access device and to comply with all other Building security requirements. Tenant shall be responsible for all persons to whom it issues an access device or discloses an access code and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Each tenant shall pay Landlord a refundable deposit in an amount determined by Landlord from time to time for each access device issued to a tenant.

      3. Smoking is prohibited at all times in all common areas of the Building, including, but not limited to, restrooms, corridors, stairwell, lobbies and elevators.

      4. No tenant shall obtain or accept for use in its Premises cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

      5. The cost of repairing any damage to the public portions of the Building, the common areas or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

      6. Tenant shall attach no awnings or other projections to the outside walls of the Building. No curtains, blinds, shades or screens, if any, which are different from the standards adopted by Landlord for the Building shall be attached to or hung in or used in connection with any exterior window or door of the Premises of any tenant without the prior written consent of Landlord. All tenants with Premises visible from one of the lobbies, or any other public portion of the Building, shall furnish and maintain the Premises in a first class manner, utilizing furnishings and other decorations commensurate in quality and style with the furnishings and decor in the public portions of the Building.

      7. No lettering, sign advertisement, notice or object shall be displayed in or on the exterior windows or doors, on the outside of any tenant's Premises, or at any point inside any tenant's Premises where the same might be visible outside of such Premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations, and lettering on doors shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant and shall be of a size, color and style acceptable to Landlord.

      8. The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

      9. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the halls, corridors or vestibules.

      10. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Premises of any tenant or the Building except in areas designated by Landlord.

      11. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

      12. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the Premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

      13. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or mechanisms thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant's Premises and restrooms shall be procured only from the Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

      14. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates, trash and rubbish, or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The person employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master. Rigger's or comparable license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by Tenant to Landlord, on demand.

      15. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass listing such package or object or matter from the tenant from whose Premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or of Rule 2 hereof.

      16. No tenant shall occupy or permit any portion of its Premises to be occupied as an office for secretarial or word processing services without the prior written consent of Landlord. No tenant shall use its Premises or any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school (excluding employee training).

      17. Landlord shall have the right to prohibit any advertising which mentions the Building or identifying sign by any tenant which, in Landlord's reasonable judgment, impairs the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      18. Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's Premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

      19. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's Premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants, but machines and mechanical equipment which may be permitted to be installed and used in a tenant's Premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such Premises to any other area of the Building.

      20. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the Premises of any tenant while cleaning or making repairs or alterations in the Premises of such tenant.

      21. No Premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

      22. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from Landlord.

      23. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      24. No tenant shall cause or permit any unusual or objectionable odors to emanate from its Premises which would annoy other tenants or create a public nuisance. No cooking shall be done in the Premises of any tenant except as is expressly permitted in such tenant's Lease.

      25. Nothing shall be done or permitted in any tenant's Premises, and nothing shall be brought into or kept in any tenant's Premises, which would impair or interfere with any of the Building's services or the proper and economic heating, cleaning or other servicing of the Building or the Premises, of the use or enjoyment by any other tenant of any other Premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, would cause any such impairment or interference.

      26. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's Premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have caused the same. Any cuspidors or containers or receptacles used as such in the Premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant. Cooking oils and grease shall not be disposed of in Building trash compactors or receptacles.

      27. All entrance doors in each tenant's Premises shall be left locked and all windows shall be left closed by the tenant when the tenant's Premises are not in use. Entrance doors shall not be propped open at any time. Each tenant, before closing and leaving its Premises at any time, shall turn out all lights.

      28. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

      29. The coverings for all windows in each tenant's Premises above the ground floor shall be lowered and closed as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's Premises.

      30. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

      31. Any grease or oil waste from food service operations shall be placed in a separate container provided and maintained by the Tenant on the loading dock.

                                   EXHIBIT F-1

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                              (Construction Lender)


AFTER RECORDING RETURN TO:

BANK OF AMERICA, N.A.,
a national banking association, as Agent
OR1-129-07-41
Attention: Ms.  Kathleen Spittal
P.O.  Box 6400
Portland, Oregon 97228                                    Loan No.  4503453089

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement") dated November 1, 1999, is made among _____________________________
("Tenant"), FOX TOWER, L.L.C., AN OREGON LIMITED LIABILITY COMPANY ("Landlord"), and BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION, AS AGENT FOR ITSELF AND BANK ONE, ARIZONA, NA, A NATIONAL BANKING ASSOCIATION, and KEYBANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION (collectively, "Lender").

      WHEREAS, Lender is the owner of three (3) line of credit promissory notes (herein, as they may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called, collectively, the "Note") dated October 15, 1999, executed by Landlord payable to the order of parties comprising Lender, respectively, in the aggregate principal amount of $80,000,000.00, bearing interest and payable as therein provided, secured by, among other things, a Line of Credit Commercial Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Deed of Trust"), recorded or to be recorded in the land records of Multnomah County, Oregon, covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements ("Improvements") thereon (such Land and Improvements being herein together called the "Property");

      WHEREAS, Tenant is the tenant under a lease from Landlord dated _______________________, (herein, as it may from time to time be renewed, extended, amended or supplemented, called the "Lease"), covering a portion of the Property (said portion being herein referred to as the "Premises"); and

      WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

      NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Subordination. Subject to the provisions of this Agreement, Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant's right, title and interest in and to the Premises are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Lender thereunder, and all right, title and interest of Lender in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Lender which cover or affect the Property (the "Security Documents"). This Agreement is not intended and shall not be construed to subordinate the Lease to any deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Lender.

      2. Non-Disturbance. Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

            a. Tenant's possession of the Premises under the Lease shall not be disturbed or interfered with by Lender in the exercise of any of its rights under the Deed of Trust, including any foreclosure or conveyance in lieu of foreclosure, and

            b. Lender will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

      3.    Attornment.

            a. Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including any of the parties comprising Lender if it is such purchaser or transferee, being herein called "New Owner"), Tenant shall attorn to the New Owner as Tenant's new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement; provided, however, that in no event shall the New Owner be:

                  i.    liable for any act, omission, default,
misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New

Owner's actual ownership of the Property except for repair and maintenance obligations of a continuing nature imposed on Landlord under the Lease;

                  ii. subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) except for repair and maintenance obligations of a continuing nature imposed on Landlord under the Lease;

                  iii. bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

                  iv. bound by any material amendment, or modification of the Lease hereafter made, or consent, or acquiescence by Landlord under the Lease to any assignment or sublease hereafter granted with respect to the Premises, without the written consent of Lender; for purposes of this agreement, the term "material" shall include but not be limited to changes that would increase Landlord's obligations or decrease Tenant's obligations (financial or otherwise) under the Lease;

                  v. liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner;

                  vi. bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Property required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of any proceeds recovered under any insurance required to be carried under the Lease; provided however, that if New Owner elects not to commence, construct, contribute or restore and such action is required of Landlord under the Lease, Tenant may exercise its applicable rights and remedies, if any, under the Lease;

                  (vii) bound by any restriction on competition beyond the Property; or

                  (viii) personally liable under the Lease (New Owner's liability under the Lease shall be limited to the interest of Lender in the Property).

            b. The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease. In addition, the New Owner shall not have any liability or responsibility under or pursuant to the terms of the Lease or this Agreement after it ceases to own an interest in or to the Property, provided the successor to New Owner assumes responsibility for performance of the Landlord's obligations under the Lease (subject to the limitation of this provision).

      4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon ten (10) days prior written request, request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant's knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant's knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably and customarily requested.

      5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

            a. Tenant acknowledges that Landlord will execute and deliver to Lender in connection with the financing of the Property an Assignment of Leases and Rents. Tenant hereby expressly consents to such assignment. Tenant will not materially amend any provision of, or consent to the material amendment of any provision of the Lease without the prior written consent of Lender. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Lender will rely upon this instrument in connection with such financing.

            b. Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

            c. From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Lender; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender and following the time when Lender shall have become entitled under the Deed of Trust to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Lender shall be permitted to cure or remedy such default, act or omission; provided, however, that Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Lender.

            d. In the event that Lender notifies Tenant of a default under the Deed of Trust, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without offset (except as permitted by the Lease), or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

            e. Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

            f. Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender and New Owner, in the event such parties become the Landlord under the Lease.

            g. This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

            h. Lender and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Lender or New Owner, or against any other party for which Lender or any New Owner would be liable.

            i. Lender and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease; provided however, that if New Owner elects not to erect or complete and such action is required of Landlord under the Lease, Tenant may exercise its applicable rights and remedies, if any, under the Lease.

            j. Lender and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

            k. In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor incur any liability, beyond Lender's or New Owner's then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender, or New Owner, and in no event shall Lender, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

            l. Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Lender, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Lender, as applicable, may incur by reason of Tenant's violation of the requirements of this Paragraph 5(l), including fees and costs, whether at trial, on appeal or otherwise.

      6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Deed of Trust, Note, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Note, or Security Documents; (b) the provisions of the Deed of Trust, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt of a notice as set forth in paragraph 5(d) above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Lender in accordance with this Agreement. Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.

      7. Lease Status. Landlord and Tenant certify to Lender that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

      8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

      9.    Miscellaneous.

            a. This Agreement supersedes any inconsistent provision of the Lease.

            b. Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Deed of Trust, Note, or Security Documents.

            c. This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender.

            d. THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OREGON AND APPLICABLE UNITED STATES FEDERAL LAW.

            e. The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

            f. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

            g. If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegibility, or unenforceability did not exist.

      10. Any consent required to be obtained from a party hereunder shall not be unreasonably withheld or delayed by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

LENDER:                                   TENANT:
                                          ______________________________________
BANK OF AMERICA, N.A., A NATIONAL         ______________________________________
BANKING ASSOCIATION, FOR ITSELF AND
AS AGENT

By:__________________________________     By:___________________________________
      ALLISON BACIALLI,                   Name:_________________________________
      Assistant Vice President            Title:________________________________

By:__________________________________     Address of Tenant:
      ALAN D.  BLACK,                     ______________________________________
      Vice President                      ______________________________________
                                          ______________________________________
BANK ONE, ARIZONA, NA, A NATIONAL
BANKING ASSOCIATION
                                          LANDLORD:
By:__________________________________
      HOWARD W.  WEINMAN,                 FOX TOWER, L.L.C.,
      Vice President                      AN OREGON LIMITED LIABILITY COMPANY

KEYBANK NATIONAL ASSOCIATION,
A NATIONAL BANKING ASSOCIATION            By:___________________________________
                                                THOMAS P.  MOYER, SR.,
By:__________________________________           Managing Member
      JOHN G.  MONTGOMERY,
      Vice President                      Address of Landlord:
                                          c/o TMT Development Co., Inc.
Address of Bank:                          1000 S.W.  Broadway, Suite 900
Bank of America, N.A., as Agent           Portland, Oregon 97204
OR1-129-07-41
P.O.  Box 6400
Portland, Oregon 97228-6400



[ACKNOWLEDGMENTS TO BE ATTACHED FOR ALL PARTIES EXECUTING DOCUMENT - SEE ATTACHED.]

STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on , 2000, by ALLISON BACIALLI as an Assistant Vice President of BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:


STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by ALAN D. BLACK as a Vice President of BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:


STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by HOWARD W. WEINMAN as Vice President of BANK ONE, ARIZONA, NA, A NATIONAL BANKING ASSOCIATION.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:

STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by JOHN G. MONTGOMERY as Vice President of KEYBANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:


STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on ___________________, 2000, by __________________________ as _______________________________________________
of _________________________________.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:


STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by __________________________ as _______________________________________________
of _________________________________.

                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:

STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by THOMAS P. MOYER, SR. as Managing Member of FOX TOWER, L.L.C., AN OREGON LIMITED LIABILITY COMPANY.

                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:


STATE OF OREGON       )
                      )  ss.
COUNTY OF_____________)

      This instrument was acknowledged before me on _____________________, 2000, by _________________________ as ______________________ of _____________________.

                                          ______________________________________
                                          Notary Public for Oregon
                                          My Commission Expires:

                                   EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND:

Lots 1, 2, 3, 4, 5, 6, 7 and 8, Block 210, CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

                                   EXHIBIT F-2

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                               (Permanent Lender)

        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("LENDER") and _______________________, a [an] [individual]
__________________ [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/] with its principal place of business at ("TENANT").

                                    RECITALS:

        A. Lender has made or is about to make a loan (together with all advances and increases, the "LOAN") to _________________________, a [an] [individual] [corporation] [limited company] [general partnership] [limited partnership] ("BORROWER").

        B. Borrower, as landlord, and Tenant have entered into a lease dated as amended by amendments dated ________________ (the "LEASE") which leased to Tenant [Suite No.] [Floor] [Store No.] (the "LEASED SPACE") located in the Property (defined below).

        C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of ____________, State or Commonwealth of __________ (together with all advances, increases, amendments of consolidations, the "MORTGAGE") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "ASSIGNMENT"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "RENT").

        D. The Mortgage encumbers the real property, improvements and fixtures located at ________________ in the City of ____________, County of ____________,
State or Commonwealth of ___________________, commonly known as __________________, and described on EXHIBIT "A" (the "PROPERTY").

        IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

        1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

        2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

        3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

        4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

               (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

               (b) If Lender or any other entity (a "SUCCESSOR LANDLORD") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "FORECLOSURE"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

               (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

        5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

        6. Successor Landlord will not be:

               (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

               (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

               (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

               (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

               (e) bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

               (f) bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

               (g) [INCLUDE ONLY FOR SHOPPING CENTER LEASES] bound by any amendment, renewal or extension of the Lease entered into without Lender's prior consent, if Tenant is a major department store or anchor tenant;

               (h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

               (i) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

                (i) bound by any such obligations provided for in the Lender-approved form lease;

                (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

                (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

        or

--------
      (1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

               (j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

        7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

        8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

        9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

        10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

        11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

        12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

        13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

        14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

        15. [INCLUDE ONLY IN SNDA'S SIGNED POST-CLOSING] Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the Landlord under the Lease have been satisfied.


        IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of ____________________, 199__.

                               TEACHERS INSURANCE AND ANNUITY
                               ASSOCIATION OF AMERICA, a New
                               York corporation

                                  By:     ____________________________
                                  Name:   ____________________________
                                  Title:  ____________________________

                                  Insert Name of Tenant
                                  ------------------------------------,
                                  a [an] [individual] ___________ [corporation] [limited company] [general partnership] [limited partnership [d/b/a/_________]
                                  By:     ____________________________
                                  Name:   ____________________________
                                  Title:  ____________________________

                                 ACKNOWLEDGMENT


State of _______________  )
                          ) ss.
County of _____________   )

        On this ______ day of ______________, 199__, before me, _______________, the undersigned officer, personally appeared, who acknowledged himself to be the _____________________ of _______________________, a corporation, and that he, as such _____________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as _____________.

          In witness whereof, I hereunto set my hand and official seal.

                                              ----------------------------------

                                              ----------------------------------
                                              Title of Officer

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

                                    EXHIBIT G

                        STATEMENT OF TENANT IN RE: LEASE
                              [Tenant's Letterhead]


                                                    Date _________________

Teacher's Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York 10017
Attn:  _________________

                                            RE:  TIAA Appl. #
                                                 TIAA Mtge. #
                                                 Name of Project
                                                 Address (Including zip code)
                                                 Tenant's Floor and Suite #

Ladies and Gentlemen:

        It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

        The undersigned, as lessee, under that certain lease dated _________________, made with ____________________, as lessor, hereby ratifies said lease and certifies that:

        1.      the "Commencement Date" of said lease is ________________; and

        2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

        3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

        4. the current base rental payable pursuant to the terms of said lease is $____________ per annum; and further, additional rental pursuant to said lease is payable as follows:
                __________________________; and

        5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _________________), and neither party thereto is in default thereunder; and

        6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

        7.      the term of said lease expires on _____________________; and

        8. all conditions under said lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

        9. all required contributions by lessor to lessee on account of lessee's improvements have been received; and

        10. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor; and

        11. no rental has been paid in advance and no security (except the security deposit in the amount of $_____________) has been deposited with lessor; and

        12.     lessee's floor area is __________ square feet; and

        13. the most recent payment of current basic rental was for the payment due on _________________, 199___, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

        14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.


                                                Very truly yours,

                                                --------------------------------
                                                            (Lessee)

                                                      By:
                                                         -----------------------
                                                         Its:
                                                             -------------------

                                    EXHIBIT H

                                    ADDENDUM

        This Addendum is an integral part of the attached Lease Agreement between Fox Tower L.L.C., an Oregon limited liability company ("LANDLORD") and WebTrends Corporation, an Oregon Corporation ("TENANT"). In the event of any conflict between the terms of this Addendum and the terms of the foregoing Lease Agreement, the terms of the Addendum shall control.

        1. Parking. Tenant shall have the right to monthly parking in the Building parking garage on a ratio of one (1) stall per 1,250 rentable square feet of area within its Premises. All parking rights shall be unreserved except Tenant shall be provided five (5) reserved parking stalls in the Building parking garage on the "reserved parking" floor. Tenant shall receive such rights in accordance with the following schedule:

               (a) upon opening of the Building parking garage and not later than the 5th Floor Commencement Date, right to unreserved monthly parking for twenty-five (25) automobiles and five (5) reserved parking stalls on the "reserved parking" floor;

               (b) right to unreserved monthly parking for the balance of Tenant's allotment on the 6th Floor Commencement Date; provided, however that Landlord may, upon thirty (30) days' prior written notice to Tenant, terminate Tenant's right to unreserved monthly parking for fifteen of such automobiles in which event Tenant shall receive such rights on the 15th Floor Commencement Date.

Tenant shall be required to pay for such parking rights utilized by Tenant at the scheduled rates fixed by Landlord from time to time. Tenant shall faithfully observe and comply with such rules and regulations regarding the Building parking garage as Landlord may from time to time adopt.

        2. Conference Facility. Tenant shall have the right to use in common with others the Building conference facility with seating for approximately 30 people at no charge (other than Landlord's charge for cleaning). Tenant shall faithfully observe and comply with such rules and regulations regarding the conference facility as Landlord may from time to time adopt.

        3. Exercise Facility. Tenant shall have the right to use in common with others the Building exercise facility at no additional charge. Tenant shall faithfully observe and comply with such rules and regulations regarding the exercise facility as Landlord may from time to time adopt.

        4. Access/Security. Tenant shall have access to the Premises and Building parking garage 24 hours per day, 7 days per week, 52 weeks per year (subject to the Landlord's reasonable security requirements). Access to the building after hours and on weekends is controlled by a computer access system. Subject to causes beyond Landlord's reasonable control, Tenant shall have continual access between the 5th and 6th floors of the Building through the stairway(s) in the Building core which shall be secured and controlled by a card key access system at Tenant's expense and in compliance with Building security system. Access to Tenant's premises is limited to Tenant's own employees and bonded and insured janitorial and maintenance personnel. Additional electronic locking systems maybe installed at Tenants sole cost and expense.

        5. Bike Storage Area. Tenant shall have the right to use in common with others the Building bike storage area.

        6. After Hours HVAC Charges. After hours HVAC charges are estimated to be $18.00 per floor per hours. Actual charges may vary. Tenant shall pay to Landlord a reasonable charge for such service as determined by Landlord not to materially exceed the average charge for such service in Class A high rise office buildings in the Portland, Oregon central business district.

        7. Options to Renew. Subject to Louisiana Pacific Corporation's expansion rights pursuant to a written agreement executed before the date of this Lease, Tenant shall have the options to renew this Lease, as provided below, so long as this Lease is not in default at the time the option is exercised and at the time the renewal term is to commence. As to the 5th and 6th floor, the renewal term will be one (1) two (2) year term commencing on the day following expiration of the original term. As to the 15th floor, the renewal terms will be one (1) five (5) year term commencing on the day following expiration of the original term or any renewal term and one (1) one (1) year term following expiration of the original term or any renewal term. The other terms and conditions of this Lease will remain the same during the renewal term, except that the Base Rent shall be as provided below and Tenant will no longer have the option to renew this Lease that has been exercised. Exercise of the renewal options shall be by notice given at least 270 days prior to the expiration of the original term as to the 5th and 6th floors and at least 270 days prior to the expiration of the preceding original or renewal term as to the 15th floor. Tenant's notice of exercise with respect to the 15th floor shall state whether Tenant is exercising its option to renew for one (1) year or five
(5) years. During the renewal terms, the Base Rent for the 5th and 6th floors shall be the fair market rental rate for the 5th and 6th floors and the Base Rent for the 15th floor shall be ninety-five percent (95%) of the fair market rental value for the 15th floor, provided that the Base Rent during the renewal term will not in any event be less than the Base Rent during the last month of the preceding original or renewal term. After exercise of Tenant's option to renew, the parties shall discuss and attempt to determine the Base Rent to be paid during the renewal term by mutual agreement. If the parties are unable to reach agreement on Base Rent at least 210 days prior to the commencement of the renewal term, the Base Rent shall be determined by arbitration. If arbitration is required, the parties shall select an independent real estate broker having at least ten (10) years experience with respect to the leasing of commercial office space in the Portland, Oregon central business district. If they cannot agree, the presiding or senior judge of the Multnomah County, Oregon Circuit Court shall select the arbitrator. The arbitrator shall be instructed to determine the fair market rental value of the Premises for the period in question. If the arbitrator does not reach a decision prior to commencement of the renewal term, Base Rent shall continue to be payable in the amount previously in effect, and retroactive adjustment shall be made when the arbitrator reaches a decision. The arbitration shall be conducted according to the procedures of ORS 32.210, and the award shall have the effect provided therein.

        8. Right of First Refusal. So long as Tenant is not in default under this Lease, Tenant shall have a subordinate right of first refusal to lease any vacant space on the low-rise portion of the Building (floor 4-14). Tenant's right shall be subordinate to the right of Louisiana Pacific Corporation pursuant to a written agreement executed before the date of this Lease. Tenant acknowledges that Landlord is currently in lease negotiations with a third party telecommunications company for the 4th floor. This lease shall be exempt from Tenant's right of first refusal. If Landlord receives an offer which is acceptable to Landlord from a third party to lease space in the low-rise portion of the building and Louisiana Pacific Corporation's fails to exercise its prior right to lease such space, Landlord shall notify Tenant of the rent and other terms and conditions of such offer. Tenant shall have five (5) business days following such notice in which to agree to lease all of such space at the rent and on the other terms and conditions set forth in such notice. If Tenant does not elect to lease all of such space at the rent and on the other terms and conditions contained in said notice, Landlord may lease such space to such third party at the rent and other terms and conditions contained in such notice. However, if the lease to the third party on such terms is not executed, Tenant's right of first refusal (subordinate to Louisiana Pacific Corporation's right) shall remain in effect.

        9. Right of First Offer. So long as Tenant is not in default under this lease, Tenant shall have a right of first offer on the sixteenth (16th) floor of the Building. If such space becomes available, Landlord shall notify Tenant of the rent and other terms and conditions as Landlord will later offer such space on the open market. Tenant shall have ten (10) business days after such notice to elect to accept such offer by written notice to Landlord. If Tenant does not elect to lease such space at the rent and other terms and conditions contained in the notice, Landlord shall be free to place the space on the open market and lease said space to a third party tenant.

        10. Back Up Generator. Landlord shall cause a backup generator(s) to be installed in the Building. Tenant shall be permitted to connect to said backup generator subject to Landlord's and the operator of such generators' prior written approval of Tenant's electrical capacity requirements and Tenant's plans for connection. Tenant shall advise Landlord of Tenant's electrical capacity requirements not later than July 15, 2000. In the event Tenant connects to said backup generator, Tenant shall pay to the operator of such generator a reasonable charge for such service as determined by such operator. If Tenant is not permitted to connect to said backup generator or the generator is inadequate for Tenant 's requirements, Tenant shall be permitted to install, at Tenant's expense, in the Building parking garage, a backup generator for Tenant's use only. In the event of any change in Tenant's requirements, Landlord and the operator of said backup generator shall be given a reasonable opportunity to meet such requirements. Tenant shall obtain, at its expense, all governmental permits and approvals required for such installation. Landlord shall execute applications for such permits or approvals. The plans and specifications for such backup generator, its location and manner of installation shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. In the event of such installation, Tenant's right to unreserved monthly parking shall be reduced by the number of spaces occupied by such backup generator. Tenant shall, at its expense, operate, repair and maintain such backup generator.

        11. Tenant's Fiber Link. Landlord shall reasonably cooperate with Tenant to enable Tenant to efficiently install, at Tenant's expense, a wireless and/or cable fiber link between the Premise in the Building and Tenant's other office premises. Such cooperation shall include execution of any applications to governmental entities for permits and approvals. The plans and specifications for any such installations, its location and its manner of installation shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall, at its expense, operate, repair and maintain all such installation. All such installations shall be subject to Landlord's reasonable rules and regulations for such installations.

                                    EXHIBIT I
                                TENANT'S PROPERTY



        1. All owned WebTrends communication equipment; to include personal computers, printers, servers, telephone switches, and other peripherals.

        2. All modular and free standing office furnishings.

        3. All other equipment purchased and installed by WebTrends, used to conduct day-to-day business activities.

        4. All office accessories; paintings, artwork, and similar property.

        5. All video projection units, VCRs, and similar audio and video equipment.

                                FOX TOWER, L.L.C.

                                 LEASE AGREEMENT

                                      INDEX

SECTION 1.     DEMISE AND RENT...............................................................   1

        1.1    Demise .......................................................................   1
        1.2    Premises......................................................................   1
        1.3    Commencement and Expiration Dates.............................................   1
        1.4    Rent .........................................................................   1
        1.5    Late Charge...................................................................   2
        1.6    Confidentiality...............................................................   3

SECTION 2.     USE...........................................................................   3

        2.1    Generally.....................................................................   3
        2.2    ADA Law Compliance............................................................   3
        2.3    Environmental Law Compliance..................................................   4
        2.4    Indemnity Regarding Legal Violations..........................................   5

SECTION 3.     TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES...............................   5


SECTION 4.     OPERATING EXPENSES............................................................   6

        4.1    Operating Expenses............................................................   6
        4.3    Taxes ........................................................................   8

SECTION 5.     PAYMENT OF OPERATING EXPENSES.................................................   8

        5.1    Operating Year................................................................   8
        5.2    Tenant's Pro Rata Share.......................................................   9
        5.3    Written Statement of Estimate.................................................   9
        5.4    Final Written Statement.......................................................  10
        5.5    Tenant Examination............................................................  10
        5.6    Disputes......................................................................  10
        5.7    Payment.......................................................................  11

SECTION 6.     SECURITY DEPOSIT..............................................................  11


SECTION 7.     SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES......................  11

        7.1    Subordination.................................................................  11
        7.2    Notice .......................................................................  12
        7.3    Attornment....................................................................  12

SECTION 8.     QUIET ENJOYMENT...............................................................  13


SECTION 9.     ASSIGNMENT AND SUBLETTING.....................................................  13

        9.1    Generally.....................................................................  14
        9.2           .......................................................................  14
        9.3           .......................................................................  14
        9.4    Conditions of Landlord's Consent..............................................  14

SECTION 10.    INSURANCE.....................................................................  15

        10.1   Waiver of Right of Recovery...................................................  15
        10.2   Public Liability Insurance....................................................  15
        10.3   Acceptable Insurance Companies................................................  16
        10.4   Increase in Coverage..........................................................  16

SECTION 11.    RULES AND REGULATIONS.........................................................  16


SECTION 12.    ALTERATIONS...................................................................  16

        12.1   Requirements..................................................................  17
        12.2   Indemnification of Landlord...................................................  17

SECTION 13.    LANDLORD'S AND TENANT'S PROPERTY..............................................  18

        13.1   Landlord's Property...........................................................  18
        13.2   Tenant's Property.............................................................  18
        13.3   Abandonment...................................................................  18

SECTION 14.    SERVICES AND UTILITIES........................................................  18

        14.1   Building Maintenance..........................................................  18
        14.2   Utilities.....................................................................  19
        14.3   Excess Usage..................................................................  19
        14.4   Disclaimer....................................................................  20
        14.5   Use of Common Area and Facilities.............................................  20
        14.6   Signage.......................................................................  20

SECTION 15.    ACCESS AND NAME...............................................................  21


SECTION 16.    NOTICE OF OCCURRENCES.........................................................  22


SECTION 17.    NONLIABILITY AND INDEMNIFICATION..............................................  22

        17.1   Waiver .......................................................................  22
        17.2   Indemnification...............................................................  22
        17.3   Duty to Defend................................................................  23

SECTION 18.    DAMAGE OR DESTRUCTION.........................................................  23

        18.1   Casualty......................................................................  23
        18.2   Condemnation..................................................................  23

SECTION 19     SURRENDER AND HOLDING OVER....................................................  24

        19.1   General ......................................................................  24
        19.2   Surrender.....................................................................  24
        19.3   Holding Over with Consent.....................................................  24
        19.4   Holding Over Without Consent..................................................  25

SECTION 20.    EVENTS OF DEFAULT.............................................................  25

        20.1   Events of Default.............................................................  25
        20.2   Limitation of Tenant Right to Notice..........................................  26

SECTION 21.    REMEDIES UPON DEFAULT.........................................................  26

        21.1   Remedies......................................................................  26
        21.2   Cumulative Remedies...........................................................  27
        21.3   Termination...................................................................  28
        21.4   Interest on Damages...........................................................  28
        21.5   Default by Landlord...........................................................  28

SECTION 22.    SERVICES IN THE EVENT OF DEFAULT..............................................  28

SECTION 25.    BROKER........................................................................  29

SECTION 26.    NOTICES.......................................................................  29

SECTION 27.    ESTOPPEL CERTIFICATES.........................................................  30

SECTION 28.    MEMORANDUM OF LEASE...........................................................  31

SECTION 29.    RELOCATION OF PREMISES........................................................  31

SECTION 30.    ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES...............................  31

        30.1   Commencement Date.............................................................  31
        30.2   Tenant Obligations............................................................  31
        30.3   Expiration Date...............................................................  32
        30.4   Early Occupancy...............................................................  32

SECTION 31.    MISCELLANEOUS.................................................................  32

        31.1   Merger .......................................................................  32
        31.2   Modifications.................................................................  32
        31.3   Successors and Assigns........................................................  32
        31.4   Nonrecourse Lease.............................................................  32

        31.5   Force Majeure.................................................................  33
        31.6   Definitions...................................................................  33
        31.7   Effect of Expiration..........................................................  34
        31.8   Modifications for Superior Mortgagee..........................................  35
        31.9   Excavation....................................................................  35
        31.10  Union Contracts...............................................................  35
        31.11  Prorations....................................................................  35
        31.12  Governing Law.................................................................  35
        31.13  Light Air and View............................................................  35
        31.14  Tenant Representations........................................................  35
        31.15  Defined Terms.................................................................  36
        31.16  Counterparts..................................................................  36
        31.17  Costs and Attorney Fees.......................................................  36
               31.17.1  No Suit or Action Filed..............................................  36
               31.17.2  Arbitration or Mediation; Trial and Appeal...........................  36
               31.17.3  Definitions..........................................................  37
        31.18  Consent ......................................................................  37


EXHIBIT A:    Legal Description for Land

EXHIBIT B:    Floor Plan for the Building
EXHIBIT C:    Work Agreement
EXHIBIT D:    Schematic Space Plan for the Premises
EXHIBIT E:    Rules and Regulations
EXHIBIT F-1:  Subordination, Non-Disturbance and Attornment Agreement
              (Construction Lender)
EXHIBIT F-2   Subordination, Non-Disturbance and Attornment Agreement (Permanent
              Lender)
EXHIBIT G:    Statement of Tenant in Re: Lease
EXHIBIT H:    Addendum
EXHIBIT I:    Tenant's Property